     The Registrant requests that the Registration
     Statement become effective immediately upon filing pursuant to Securities Act Rule 462.

   As filed with the Securities and Exchange Commission on March 29, 1996

                                                  REGISTRATION NO. 33-__________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               _________________

                             AMSOUTH BANCORPORATION
             (Exact name of registrant as specified in its charter)

                      DELAWARE                        6711                       63-0591257
         (State or other jurisdiction of    (Primary standard industrial      (I.R.S. employer
          incorporation or organization)     classification code number)   identification number)

                            1400 AMSOUTH-SONAT TOWER
                           BIRMINGHAM, ALABAMA 35203
                                 (205) 320-7151

    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             AMSOUTH BANCORPORATION
                                  THRIFT PLAN
                            (full title of the Plan)
                           --------------------------
                                STEPHEN A. YODER
                            EXECUTIVE VICE PRESIDENT
                              AND GENERAL COUNSEL

                             AMSOUTH BANCORPORATION
                            1400 AMSOUTH-SONAT TOWER
                           BIRMINGHAM, ALABAMA 35203
                                 (205) 326-5319
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

                               J. MICHAEL SAVAGE
                          MAYNARD, COOPER & GALE, P.C.
                            1901 SIXTH AVENUE NORTH
                                   SUITE 2400
                           BIRMINGHAM, ALABAMA  35203

                             --------------------
                        CALCULATION OF REGISTRATION FEE


====================================================================================================
                                                                         PROPOSED
TITLE OF EACH CLASS OF                          PROPOSED MAXIMUM          MAXIMUM        AMOUNT OF
SECURITIES TO BE             AMOUNT TO BE        OFFERING PRICE          AGGREGATE      REGISTRATION
 REGISTERED                 REGISTERED (1)         PER UNIT(1)       OFFERING PRICE(1)      FEE


Common Stock, $1.00
 par value (and            1,000,000 shares   $38.9375 per share        $38,937,500        $13,427
 associated Preferred
 Stock Purchase Rights)
====================================================================================================

(1) Estimated only for the purpose of calculating the registration fee. Such estimates have been calculated in accordance with Rule 457(h) under the Securities Act of 1933 and are based upon the average of the high and low prices per share of the Registrant's Common Stock on the New York Stock Exchange on March 19, 1996, as reported by the Wall Street Journal.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an undetermined amount of interests to be offered or sold pursuant to the AmSouth Bancorporation Thrift Plan described herein.

  Pursuant to General Instruction E of Form S-8, the contents of AmSouth Bancorporation's Registration Statement on Form S-8 (33-37905) are hereby incorporated herein by reference. In addition, the following information is included herein:


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.
- ------   ---------------------------------------

  The following documents filed by AmSouth Bancorporation (the "Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated into this Registration Statement by reference:

  1. The Registrant's Annual Report on Form 10-K, for the year ended December 31, 1995.

  2. All other reports of the Registrant filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1995.

  3. AmSouth Bancorporation Thrift Plan Annual Report on Form 11-K, for the year ended December 31, 1994.

  4. The description of the Common Stock set forth in the Registration Statement on Form 10 filed pursuant to Section 12 of the Exchange Act and any amendment to that description so filed with the Commission.

  5. The description of the rights to purchase Series A Preferred Stock issued pursuant to the Rights Agreement (as herein defined) set forth in the Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act and any amendment to that description so filed with the Commission.

  All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified and superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

ITEM 4.  DESCRIPTION OF SECURITIES.
- ------   -------------------------

 Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
- ------   --------------------------------------

  An opinion as to the legality of the securities being registered is being provided by Carl L. Gorday, Counsel of the Registrant. Mr. Gorday has interests in the Registrant's common stock in an amount that is less than one-tenth of one percent of the outstanding shares of the Registrant's common stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
- ------   -----------------------------------------

  Section 145 of the Delaware General Corporation Law contains detailed provisions for indemnification of directors and officers of Delaware corporations against expenses, judgments, fines and settlements in connection with litigation.

  The Registrant's Restated Certificate of Incorporation, as amended, and its Directors' and Officers' Liability Insurance Policy provide for indemnification and exculpation of the directors and officers of the Registrant under certain circumstances.

  Insofar as indemnification of liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.
- ------   -----------------------------------

 Not Applicable.

ITEM 8.  EXHIBITS.
- ------   --------

 The following exhibits are filed as part of this Registration Statement:


       4.1 Stockholder Protection Rights Agreement dated as of June 15, 1989 ("Rights Agreement") between AmSouth Bancorporation and AmSouth Bank, National Association as Rights Agent, including as Exhibit A the forms of Rights Certificate and of Election to Exercise and as Exhibit B the form of Certificate of Designation and Terms of Series A Preferred Stock (incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1989,
            Exhibit 4-a, filed with the Commission in Washington, D.C., SEC File No. 1-7476, former File No. 0-6907)

       4.2 Certificate of Designation and Terms of Series A Preferred Stock of AmSouth Bancorporation (incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1989, Exhibit 4-c, filed with the Commission in Washington, D.C., SEC File No. 1-7476, former File No. 0-6907)

       5    Opinion of Carl L. Gorday, Counsel of Registrant

     23.1   Consent of Ernst & Young LLP

     23.2   Consent of Carl L. Gorday (included in Exhibit 5)

       24   Powers of Attorney


          In reference to Exhibit 5, the Registrant undertakes to submit the Plan and any amendments thereto to the Internal Revenue Service in a timely manner and to make all changes required by the Internal Revenue Service in order to qualify the Plan under Section 401 of the Internal Revenue Code.

                                   SIGNATURES


  Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, as of the 28th day of March, 1996.

     AMSOUTH BANCORPORATION

                                       By:  /s/ C. Dowd Ritter
                                           --------------------
                                           C. Dowd Ritter
                                           President, Chief Executive Officer,
                                           and a Director

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of March 28th, 1996.

         Signature                Title                          Date
         ---------                -----                          ----
/s/ C. Dowd Ritter     President, Chief Executive Officer,    March 28, 1996
- ------------------     and a Director (Principal Executive
 (C. Dowd Ritter)      Officer)


/s/ Kristen M. Hudak   Senior Executive Vice President and    March 28, 1996
- --------------------   Chief Financial Officer (Principal
 (Kristen M. Hudak)    Financial Officer)

/s/ Dennis J. Dill     Executive Vice President               March 28, 1996
- -------------------    Chief Accounting Officer (Principal
  (Dennis J. Dill)     Accounting Officer)


           *           A Director                             March 28, 1996
- --------------------
 (Barney B. Burks, Jr.)

           *           A Director                             March 28, 1996
- --------------------
(J. Harold Chandler)

           *           A Director                             March 28, 1996
- --------------------
 (Joseph M. Farley)


           *           A Director                             March 28, 1996
- --------------------
 (Rodney C. Gilbert)


           *            A Director                            March 28, 1996
- --------------------
   (Elmer B. Harris)

           *                   A Director                  March 28, 1996
- ------------------------
   (Donald E. Hess)


           *                   A Director                  March 28, 1996
- ------------------------
 (Ronald L. Kuehn, Jr.)


           *                   A Director                  March 28, 1996
- ------------------------
  (James R. Malone)


           *                   A Director                  March 28, 1996
- ------------------------
  (Claude B. Nielsen)


           *                   A Director                  March 28, 1996
- ------------------------
(Z. Cartter Patten, III)


           *                   A Director                  March 28, 1996
- ------------------------
(Benjamin F. Payton, Ph.D.)


           *                   A Director                  March 28, 1996
- ------------------------
 (Herbert A. Sklenar)


           *                   Chairman of the Board       March 28, 1996
- ------------------------       and a Diretor
    (John W. Woods)



*Carl L. Gorday, by signing his name hereto, does sign this document on behalf of each of the persons indicated above pursuant to powers of attorney duly executed by such persons and filed with the Securities and Exchange Commission.


                                     By: /s/ Carl L. Gorday
                                         ------------------------
                                         Carl L. Gorday
                                         Attorney in Fact

     Pursuant to the requirements of the Securities Act of 1933, the trustee has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, Alabama, on March 26, 1996.

                              AMSOUTH BANCORPORATION THRIFT PLAN
                              AMSOUTH BANK OF ALABAMA, AS TRUSTEE


                              By:  /s/ Katherine W. Davidson
                                 ---------------------------
                                 Katherine W. Davidson
                                 Sr. Vice President and Trust Officer

                                 EXHIBIT INDEX


 Exhibit
    No.                         Exhibit
  -------                       -------
  5      Opinion of Carl L. Gorday
 23.1    Consent of Ernst & Young LLP
 24      Powers of Attorney
